Exhibit 5.1

San Francisco One Bush Street San Francisco, CA 94104 T +1 (425) 400-2200 freshfields.us

Corsair Gaming, Inc.

115 N. McCarthy Boulevard

Milpitas, CA 95035

August 7, 2025

Ladies and Gentlemen:

Corsair Gaming, Inc, a Delaware corporation (the “Company”), is filing with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (as the same may be amended from time to time, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”) for issuance and sale by the Company of up to an aggregate offering price of $300,000,000, or the equivalent thereof, of (i) shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), (ii) shares of one or more series of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”), (iii) one or more series of the Company’s debt securities (collectively, the “Debt Securities”) to be issued under an indenture to be entered into between the Company, as issuer, and a third party to be identified therein, as trustee (a form of which is included as Exhibit 4.5 to the Registration Statement), and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Applicable Indenture”), (iv) warrants of the Company (“Warrants”), (v) purchase contracts (“Purchase Contracts”) and (vi) units (“Units”). The Registration Statement also relates to the proposed offer and sale of up to 54,179,559 shares of Common Stock (the “Selling Securityholder Shares”) by the selling stockholders, from time to time, as set forth in the Registration Statement. The Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts, Units and Selling Securityholder Shares, plus any additional Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts, Units and Selling Securityholder Shares that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with the offering by the Company contemplated by the Registration Statement, are referred to herein collectively as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed or that we have examined in draft, specimen or certificated form will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.

When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof) or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with the terms of such Offered Security, or the instrument governing such Offered Security providing for such conversion or exercise, as approved by the Board of Directors of the Company, for the consideration approved by the Board of Directors of the Company (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable.

2.

Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company in total amounts and numbers that do not exceed the respective total amounts and numbers of shares (a) available under the Company’s certificate of incorporation, and (b) authorized by the Board of Directors of the Company in connection with the offering contemplated by the applicable Prospectus, and the proper filing with the Secretary of State of the State of Delaware of a certificate of designation relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.

When any officers’ certificate or supplemental indenture to the Applicable Indenture to be entered into in connection with the issuance of any Debt Securities has been duly authorized, executed and delivered by the trustee and the Company; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the terms of the Applicable Indenture and authorized by all necessary corporate action of the Company; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the terms of the Applicable Indenture and in the manner contemplated by the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (w) the enforceability of any waiver of rights under any usury or stay law, (x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above, (y) the validity, legally binding effect or enforceability of any provision that requires or relates to adjustments to a conversion rate at a rate or in an amount that a court would determine in the circumstances to be commercially unreasonable or a penalty or forfeiture or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Debt Securities to the extent determined to constitute unearned interest.

4.

When the applicable warrant agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by all necessary corporate action of the Company; the specific terms of such particular issuance of the Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of the Company; and such Warrants have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable underwriting or other agreement against payment therefor (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

5.

When the applicable purchase contract agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by all necessary corporate action of the Company; the specific terms of such particular issue of the Purchase Contracts have been duly established in accordance with the terms of the applicable purchase contract agreement and authorized by all necessary corporate action of the Company; and such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable purchase contract agreement and in the manner contemplated by the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

6.

When the applicable unit agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by all necessary corporate action of the Company; the specific terms of such particular issuance of the Units have been duly established in accordance with the terms of the applicable unit agreement and authorized by all necessary corporate action of the Company; and such Units have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable unit agreement and in the manner contemplated by the applicable underwriting or other agreement against payment therefor (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

7.	The Selling Securityholder Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Company shall have duly established the terms of such security, which terms will conform to the description thereof in the Registration Statement or the applicable Prospectus and, in the case of Debt Securities, the Applicable Indenture, and shall have duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Delaware; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iv) the Debt Securities, Warrants, Purchase Contracts and Units and the Applicable Indenture, warrant agreements, purchase contract agreements and unit agreements governing such Securities (collectively, the “Documents”) has been or will be duly authorized, executed and delivered by the parties thereto; (v) that each of the Documents constitutes or will constitute legally valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); (vi) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (y) breaches of, or defaults under, agreements or instruments, (x) violations of statutes, rules, regulations or court or governmental orders or (z) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities; (vii) there shall not have occurred any change in law affecting the validity or enforceability of such security; and (viii) the Documents will be governed by the laws of the State of New York.

We have also assumed that (i) the terms of any security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company of any such security (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under or breach of, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

We note that by statute the State of New York provides that a judgment or decree rendered in a currency other than the currency of the United States (“U.S.”) shall be converted into U.S. dollars at a rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding U.S. federal statute and no controlling U.S. federal court decision on this issue. Accordingly, we express no opinion as to whether a U.S. federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order the conversion of the judgment into U.S. dollars.

We are members of the Bars of the States of New York and California and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the heading “Legal Matters” in the Prospectus. We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Securities.

In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Freshfields US LLP